FIFTH SUPPLEMENTAL INDENTURE
                           Dated as of August 15, 1997

                                       to

                                    INDENTURE
                            Dated as of July 26, 1995

                                     between

                                    MEDITRUST

                                       and

                         FLEET NATIONAL BANK, as Trustee

            (STATE STREET BANK AND TRUST COMPANY, Successor Trustee)


                          7% Notes due August 15, 2007

                          FIFTH SUPPLEMENTAL INDENTURE


     FIFTH SUPPLEMENTAL INDENTURE, dated as of August 15, 1997 between Meditrust, a Massachusetts business trust (the "Company"), and State Street Bank and Trust Company, a Massachusetts trust company (the "Trustee"), to the Indenture dated as of July 26, 1995, between the Company and Fleet National Bank, predecessor Trustee (the "Indenture").

     WHEREAS, the parties hereto have entered into the Indenture which provides for the issuance by the Company of one or more series of securities thereunder; and

     WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, without the consent of any Holders, may enter into an indenture supplemental to the Indenture (a) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or (b) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.02; and

     WHEREAS, the Company wishes to issue an additional series of securities under the Indenture, designated its 7% Notes due August 15, 2007 (the "Notes"); and

     WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Fifth Supplemental Indenture for the purpose of amending the Indenture in certain respects with respect to the Notes; and

     WHEREAS, the amendments contained in this Fifth Supplemental Indenture shall apply only to the Notes, and the covenants of the Company contained in this Fifth Supplemental Indenture are solely for the benefit of the Holders of the Notes; and

     WHEREAS, all acts necessary to constitute this Fifth Supplemental Indenture as a valid, binding and legal obligation of the Company have been done and performed;

     NOW, THEREFORE, witnesseth that, in consideration of the premises and of the covenants herein, it is hereby agreed as follows:

                                   ARTICLE ONE

                         The Terms and Form of the Notes
                         -------------------------------

(a) Terms of the Notes.

     (i) The Notes shall be limited to the aggregate principal amount of $160,000,000, which shall be designated "7% Notes due August 15, 2007."

     (ii) The Notes shall be issued only in denominations of $1,000 principal amount and integral multiples thereof; shall be dated the date of their authentication; shall mature on August 15, 2007; shall bear interest at the rate of 7% per annum from August 15, 1997, computed on the basis of a 360-day year of twelve 30-day months, payable commencing on February 15, 1998 and on each succeeding February 15 and August 15 thereafter until maturity to the persons in whose name the Notes shall be registered as of each February 1 and August 1 next preceding such interest payment date; shall be entitled to the benefit of the covenants of the Company set forth in Article Two (a) and (b) hereof in addition to those set forth in the Indenture.

(b) Form of the Notes.

     (i) The text of the Notes due shall be substantially in the following form:

                                    MEDITRUST

                           7% Note Due August 15, 2007

7%                                                                            7%
DUE August 15, 2007                                          DUE August 15, 2007

     MEDITRUST, a Massachusetts business trust, promises to pay to


                                    SPECIMEN


or registered assigns, the principal sum of _____________________ Dollars, on August 15, 2007

           Interest Payment Dates:  February 15 and August 15
                     Record Dates:  February 1 and August 1

     [Additional provisions of this Security are set forth on the reverse side of this Security.]


_____________, ____                             MEDITRUST

(SEAL)
                                                By: ____________________________
                                                    Secretary


                                                By: ____________________________
                                                    President



                          CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.


                                                By: ____________________________
                                                    Authorized Officer


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

                                    MEDITRUST

                          7% Notes Due August 15, 2007

     1. Interest. Meditrust, a Massachusetts business trust (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on February 15 and August 15 of each year beginning February 15, 1998. Interest on the Notes will accrue from August 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Paying Agent will pay interest (except defaulted interest) on the Notes from monies provided by the Company to the persons who are the registered Holders of the Notes at the close of business on the February 1 or August 1 next preceding the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Paying Agent will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Paying Agent will make all payments of principal and interest in immediately available funds, so long as The Depository Trust Company or a successor depository continues to make its Same-Day Funds Settlement System available to the Company.

     3. Registrar and Agents. Initially, State Street Bank and Trust Company will act as Registrar, Paying Agent and agent for service of notices and demands. The Company may change any Registrar, co-registrar, Paying Agent and agent for service of notices and demands without notice. The Company or any of its Subsidiaries may act as Paying Agent. The address of State Street Bank and Trust Company is Two International Place, Boston, MA 02110, Attn: Corporate Trust Dept.

     4. Indenture, Limitations. The Company issued the Notes as a series of its securities under an Indenture dated as of July 26, 1995 as supplemented by a Fifth Supplemental Indenture dated as of August 15, 1997 (the Indenture") between the Company and State Street Bank and Trust Company, as successor trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). The Notes are subject to all such terms, and the Holders of the Notes are referred to the Indenture and the TIA for a statement of such terms.

     The Notes are general unsecured obligations of the Company limited to $160,000,000 principal amount. The Indenture imposes certain limitations on the ability of the Company to, among other things, incur certain liens and certain additional indebtedness, make payments in respect of its shares of beneficial interest, merge or consolidate with any other Person and sell, lease, transfer or dispose of its properties or assets.

     5. Denominations, Transfer, Exchange. This Note is one of a duly authorized issue of Securities of the Company designated as its 7% Notes due August 15, 2007. The Notes are in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

     6. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes.

     7. Unclaimed Money. If money for the payment of principal or interest on any Note remains unclaimed for three years, the Trustee and the Paying Agent will pay the money back to the Company at its written request, unless otherwise required by law. Thereafter, Holders may look only to the Company for payment.

     8. Discharge Prior to Maturity. The Indenture will be discharged and cancelled except for certain sections thereof upon payment of all the Notes, or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations maturing on or before such payment date sufficient, together with scheduled payments of interest thereon without reinvestment, to pay principal, premium, if any, and interest on such payment date.

     9. Supplemental Indenture. Subject to certain exceptions, the Indenture may be amended or supplemented with respect to the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of the majority in principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company may supplement the Indenture, to, among other things, provide for uncertificated Notes, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the interests or rights of any Holder.

     10. Successors. Upon satisfaction of the conditions provided in the Indenture, if a successor to the Company assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

     11. Defaults and Remedies. If an Event of Default with respect to the Notes, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA, before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power with respect to the Notes. The Trustee may withhold from Holders of Securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of any Default or Event of Default.

     12. Trustee Dealings with the Company. State Street Bank and Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

     13. No Recourse Against Others. No shareholder, trustee or officer, as such, past, present or future, of the Company or any successor corporation or trust shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

     THE DECLARATION OF TRUST ESTABLISHING THE COMPANY DATED AUGUST 6, 1985, AS AMENDED, A COPY OF WHICH IS DULY FILED WITH THE OFFICE OF THE SECRETARY OF STATE OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDES THAT THE NAME "MEDITRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS "TRUSTEES," BUT NOT INDIVIDUALLY OR PERSONALLY; AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

     14. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the reverse side of this Note.

     15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and any supplemental indentures thereto. It also will furnish the text of this Note in larger type. Requests may be made to:
MEDITRUST, 197 Third Avenue, Needham Heights, Massachusetts 02194, Attention:
John G. Demeritt, Controller.


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


                                 ASSIGNMENT FORM

If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

For value received, I or we assign and transfer this Note to

                      (INSERT ASSIGNEE'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)


                         |----------------------------|
                         |                            |
                         |----------------------------|


 ................................................................................

 ................................................................................

 ................................................................................

 ................................................................................
     (Print or type assignee's name, address and zip code)

and irrevocably appoint.........................................................

 ................................................... agent to transfer this Note on the books of the Company.  The agent may substitute another to act for it.

___________________________________________________________

Date:...........................................................................

Your signature:.................................................................
      (Sign exactly as your name appears on the reverse side of this Note)

Signature Guaranteed By:........................................................
                         Note: Signature must be guaranteed by a participant in a Signature Guaranty Medallion Program.

                                   ARTICLE TWO

                              Additional Provisions
                              ---------------------

     The following provisions in addition to those contained in the Indenture will apply to the Notes:


     (a) Limitation on Liens.
         --------------------

     The Company will not pledge or otherwise subject to any lien, any of its or its Subsidiaries' property or assets unless the Notes are secured by such pledge or lien equally and ratably with all other obligations secured thereby so long as such other obligations shall be so secured; provided that such covenant will not apply to liens securing obligations which do not in the aggregate at any one time outstanding exceed 10% of Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries and also will not apply to:

     (1) Any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

     (2) Any liens securing the performance of any contract or undertaking of the Company not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debts, if made and continuing in the ordinary course of business;

     (3) Any lien in favor of the United States or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

     (4) Mechanics', materialmen's, carriers', or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

     (5) Any lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

     (6) Any liens for taxes, assessments or governmental charges or levies not yet delinquent, or liens for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith;

     (7) Liens (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and in the case of judgment liens, execution thereof is stayed;

     (8) Liens relating to secured indebtedness of the Company outstanding as of June 30, 1996; and

     (9) Any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any lien referred to in the foregoing clauses (1) to (8) inclusive, of this subsection (a), provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

     As used herein:

     "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) less (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles of the Company and its consolidated Subsidiaries, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and prepared in accordance with generally accepted accounting principles; and

     "Subsidiary" means an affiliate controlled by the Company directly, or indirectly through one or more intermediaries.

     (b) Limitation on Incurrence of Obligations for Borrowed Money.

     The Company will not create, assume, incur or otherwise become liable in respect of, any

     (1) Senior Debt unless the aggregate outstanding principal amount of Senior Debt of the Company will not, at the time of such creation, assumption or incurrence and after giving affect thereto and to any concurrent transactions, exceed the greater of (i) 150% of Capital Base, or (ii) 225% of Tangible Net Worth; and

     (2) Non-Recourse Debt unless the aggregate principal amount of Senior Debt and Non-Recourse Debt outstanding of the Company will not, at the time of such creation, assumption or incurrence and after giving affect thereto and to any concurrent transactions, exceed 225% of Capital Base.

     For any period during which the Company shall have a Subsidiary or Subsidiaries, the limitations contained in this subsection (b) shall be applied to the consolidated financial statements of the Company and its Subsidiaries.

     As used herein:

     "Capital Base" means, at any date, the sum of Tangible Net Worth and Subordinated Debt;

     "Capital Lease" means at any time any lease of Property which, in accordance with generally accepted accounting principles, would at such time be required to be capitalized on a balance sheet of the lessee;

     "Capital Lease Obligation" means at any time the amount of the liability in respect of a Capital Lease which, in accordance with generally accepted accounting principles, would at such time be required to be capitalized on a balance sheet of the lessee;

     "Debt" when used with respect to any Person means (i) its indebtedness, secured or unsecured, for borrowed money; (ii) liabilities secured by any existing Lien on Property owned by such Person; (iii) Capital Lease Obligations, and the present value of all payments due under any arrangement for retention of title (discounted at a rate per annum equal to the average interest borne by all outstanding Debt Securities determined on a weighted average basis and compounded semi-annually) if such arrangement is in substance an installment purchase or an arrangement for the retention of title for security purposes; and
(iv) guarantees of obligations of the character specified in the foregoing clauses (i), (ii) and (iii) to the full extent of the liability of the guarantor (discounted to present value, as provided in the foregoing clause (iii), in the case of guarantees of title retention arrangements);

     "Liabilities" means, at any date, the items shown as liabilities on the balance sheet of the Company, except any items of deferred income, including capital gains;

     "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and all other title exceptions and encumbrances affecting Property. For all purposes of this Indenture, the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes;

     "Non-Recourse Debt" when used with respect to any Person, means any Debt secured by, and only by, property on or with respect to which such Debt is incurred where the rights and remedies of the holder of such Debt in the event of default do not extend to assets other than the property constituting security therefore;

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof;

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible;

     "Senior Debt" means all Debt other than Non-Recourse Debt and Subordinated Debt;

     "Subordinated Debt" means unsecured Debt of the Company which is issued or assumed pursuant to, or evidenced by, an indenture or other instrument which contains provisions for the subordination of such Debt (to which appropriate reference shall be made in the instruments evidencing such Debt if not contained therein) to the Debt Securities (and, at the option of the Company, if so provided, to other Debt of the Company, either generally or as specifically designated);

     "Subsidiary" means an affiliate controlled by the Company directly, or indirectly through one or more intermediaries;

     "Tangible Assets" means all assets of the Company (including assets held subject to Capital Leases and other arrangements described in the last sentence of the definition of "Lien") except: (i) deferred assets, other than prepaid insurance, prepaid taxes and deposits; (ii) patents, copyrights, trademarks, trade names, franchises, goodwill, experimental expense and other similar intangibles; and (iii) unamortized debt discount and expense; and

     "Tangible Net Worth" means, with respect to the Company at any date, the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves) of the Tangible Assets of the Company at such date minus the amount of its Liabilities at such date.

                                  ARTICLE THREE

                                  Miscellaneous
                                  -------------

     The Indenture, except as amended herein, is in all respects ratified and confirmed and this Fifth Supplemental Indenture and all its provisions herein contained shall be deemed a part thereof in the manner and to the extent herein and therein provided.

     The terms used in this Fifth Supplemental Indenture, but not defined herein, shall have the meanings assigned thereto in the Indenture.

     THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     This Fifth Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute one and the same instrument.

     THE DECLARATION OF TRUST ESTABLISHING THE COMPANY DATED AUGUST 6, 1985, AS AMENDED, A COPY OF WHICH IS DULY FILED WITH THE OFFICE OF THE SECRETARY OF STATE OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDES THAT THE NAME "MEDITRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS "TRUSTEES," BUT NOT INDIVIDUALLY OR PERSONALLY; AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, as of the day and year first above written.

                                             MEDITRUST


                                             By: _______________________________
                                                 Name:
                                                 Title: Chief Financial Officer

                                             STATE STREET BANK AND TRUST
                                             COMPANY, as trustee

                                             By: _______________________________
                                                 Name:
                                                 Title:


COMMONWEALTH OF MASSACHUSETTS   )
                                ) ss.:
County of Norfolk               )


     On the   day of August, 1997, before me personally came                , to
me known, who, being by me duly sworn, did depose and say that she is Chief Financial Officer of Meditrust, one of the business entities described in and which executed the foregoing instrument; that s/he knows the seal of Meditrust; that the seal affixed to said instrument is Meditrust's seal; that it was so affixed by authority of the Board of Trustees of Meditrust; and that s/he signed her name thereto by like authority.

[SEAL]
                                                ________________________________
                                                         Notary Public
                                                     My commission expires:

COMMONWEALTH OF MASSACHUSETTS         )
                                      ) ss.:
County of Suffolk___________________  )


     On the ________ day of August __, 1997, before me personally came _________________________, to me known, who, being by me duly sworn, did depose and say that s/he is _______________________________ of State Street Bank and Trust Company, one of the business entities described in and which executed the foregoing instrument; that s/he knows the seal of said bank; that the seal affixed to said instrument is such bank's seal; that it was so affixed by authority of the Board of Directors of said bank; and that s/he signed his/her name thereto by like authority.

[SEAL]
                                                     ___________________________
                                                           Notary Public
                                                       My commission expires: